Exhibit 11

HEALTH OUTCOMES MANAGEMENT, INC. & SUBSIDIARIES
Calculation of Earnings Per Share
(Unaudited)

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                                                    Three Months Ended           Six Months Ended
                                                        August 31,                  August 31,
                                                    2000          1999          2000          1999
                                                 __________    __________    __________    __________
Earnings used in calculations:

Income (loss) from continuing operations         $ (54,165)    $  31,975     $ (16,221)    $  46,810
Income (loss) from discontinued operations          22,830         5,579        22,479         5,579
                                                 __________    __________    __________    __________
Net income (loss) used in per share calculation    (31,335)       37,554         6,258        52,389

Shares used in calculations:

BASIC
  Average number of shares outstanding           9,198,761     8,872,853     9,198,761     8,872,853

DILUTED
  Additional shares issuable assuming exercise
   of outstanding stock options                    242,263        34,764       242,263        34,764
  Additional shares issuable assuming exercise
   of outstanding warrants                               0             0             0             0
  Additional shares issuable assuming exercise
   of convertible debt                             638,028         5,479       638,028         5,479
                                                __________    __________    __________    __________
Weighted average number of common and common
 equivalent shares outstanding                  10,079,052     8,913,096    10,079,052     8,913,096
                                                __________    __________    __________    __________
                                                __________    __________    __________    __________

Basic per share data:
Income (loss) from continuing operations        $    (.01)    $     .00     $     .00     $     .01
Income (loss) from discontinued operations            .00           .00           .00           .00
                                                __________    __________    __________    __________
Net income (loss)                               $    (.01)    $     .00     $     .00     $     .01

Diluted per share data:
Income (loss) from continuing operations        $    (.01)    $     .00     $     .00     $     .01
Income (loss) from discontinued operations            .00           .00           .00           .00
                                                __________    __________    __________    __________
Net income (loss)                               $    (.01)    $     .00     $     .00     $     .01

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